EXHIBIT 10.19

AMENDMENT NO. 2 TO LEASE

THIS AMENDMENT NO. 2 to Lease (“Amendment No. 2”) is made and entered into as of November 29, 2004, between Stan Koch & Sons Trucking, Inc. (“Lessor”) and Winmark Corporation (“Tenant”).

WHEREAS, Tenant and Lessor entered into a Lease dated July 10, 2000, for the premises located at 4200 Dahlberg Drive, Golden Valley, Minnesota 55422 (the “Lease”); and

WHEREAS, Tenant and Lessor entered into an Amendment to Lease dated June 25, 2003 (Amendment);

WHEREAS, Tenant and Lessor desire to amend certain terms and conditions of the Lease and Amendment including (without limitation) changing the term of the Lease and Amendment and increasing the square footage of the Leased Premises to include the Original Space (“Original Space”) and Phase I (“Phase I”) as of September 1, 2003 and the Original  Space, Phase I, Phase II (“Phase II”) as of February 1, 2005.  Each the Original Space, Phase I, Phase II are delineated on Exhibit A, attached hereto and incorporated herein by reference; and

WHEREAS, the terms and conditions of this Amendment No. 2 supersede any and all conflicting terms and conditions of the Lease and Amendment.

NOW, THEREFORE, for one dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       VARIABLE TERMS:

a.               Section 2 (a).

(i)                                                             Effective September 1, 2003 through January 31, 2005,  Section 2 (a) of the Lease is amended and restated in its entirety as follows:

“Leased Premises: 30,903 usable square feet located in the building at 4200 Dahlberg Drive, Golden Valley, Minnesota 55422 (the “Building”), labeled as the Original Space and Phase I, as set forth in revised Exhibit A, attached hereto and incorporated herein by reference.  The building shall include the office building, appurtenances, parking lot and land.  Tenant and its invitees shall be entitled to but not use more than 90 parking spaces.”

(ii)                                                            Effective February 1, 2005 through August 31, 2009, Section 2 (a) of the Lease is amended and restated in its entirety as follows:

“Leased Premises: 34,184 usable square feet located in the building at 4200 Dahlberg Drive, Golden Valley, Minnesota 55422 (the “Building”).  The Building shall include the office building, appurtenances, parking lot and land.  Tenant and its invitees shall be entitled to but not use more than 110 parking spaces.”

b.              Section 2 (c).

Effective the date hereof, Section 2 (c) of the Lease is amended and restated in its entirety as follows:

“Annual Base Rent: $218,979.60 per annum, payable in equal monthly installments of $18,248.30 on the first day of each month during the Lease Term provided, however, that if the term of this Lease shall commence on a day other than the first day of the month, or shall be terminated on a day other than the last day of the month, or both, the rent payable during such first or last month, or both, shall be adjusted on a pro rata basis.”

2.                                       ADDITIONAL RENT:

Section 3 (a).

Phase I Expansion.  Effective September 1, 2003 through January 31, 2005, Section 3 (b) of the lease is amended and restated in its entirety as follows:

“It is agreed by Tenant and Lessor, for purposes of calculating Tenant’s pro rata share, that the usable area in the Building is 47,328 square feet and that the proposed usable area of the Leased Premises is 30,903 square feet (which includes the Original Space and Phase I as indicated on Exhibit A), and is subject to adjustment if (i) the actual usable square feet of the Leased Premises is different than the anticipated square feet of the Leased Premises after Lessor’s improvements set forth in Section 3 hereof; or (ii) the usable square footage in the building should change during the lease term.

Section 3 (b).

Phase II Expansion.  Effective February 1, 2005 through August 31, 2009, Section 3 (b) of the Lease is amended and restated in its entirety as follows:

“It is agreed by Tenant and Lessor, for purposes of calculating Tenant’s pro rata share, that the usable area in the Building is 47,328 square feet and that the proposed usable area of the Leased Premises is 34,184 square feet (which includes the Original Space, Phase I and Phase II as indicated on Exhibit A), and is subject to adjustment if (i) the actual usable square feet of the Leased Premises is different that the anticipated square feet of the Lease Premises after Lessor’s improvements set forth in Section 3 hereof: or (ii) the usable square footage in the building should change during the lease term.”

3.                                       LEASEHOLD IMPROVEMENTS:                                        Section 7.

The last sentence of Section 7 is amended and restated in its entirety as follows:

In consideration of Tenant’s Phase II expansion, Lessor agrees to construct the tenant improvements on the attached floor plan EXHIBIT “B” and as detailed on the estimated of construction costs provided by Delly Construction Inc. attached EXHIBIT “C”.  Lessor agrees to make all improvement in compliance with applicable law.  Lessor or Lessor’s contractor shall consult Tenant on Construction issues including but not limited to location of switches and outlets, paint color and HVAC coverage.  Lessor agrees that all Phase II expansion improvements shall be completed on or before February 1, 2005.  Tenant will be responsible for Tenant telephone and data lines, connections and any special electrical requirements.  Lessor will contract with Delly Construction Inc. for the entire project as shown on EXHIBIT “C” in the amount of $163,590.00.  The Landlord will pay the entire invoice upon completion of the project and Tenant will pay the Landlord $50,000 upon completion of the project.  The landlord will provide a written request/invoice to Tenant for payment to Landlord.

4.                                       OPTION FOR FURTHER EXPANSION:

During the term of the Lease, Tenant shall have the option to lease the remaining unleased space in the Building (an additional 13,144 square feet) upon twelve (12) months written notice to Lessor.  Tenant shall pay base rent on the additional 13,144 square feet at the rate of $8.40 per square foot for the remainder of the term of the Lease beginning the date of occupancy.

5.                                       EFFECT OF AMENDMENT NO. 2

Except as set forth above, the Lease and Amendment to Lease shall remain in full force and effect to the extent of its original terms.

IN WITNESS WHEREOF, the parties hereof have caused this Amendment to be signed the day and year first written above.

“TENANT”		“LESSOR”

WINMARK CORPORATION		STAN KOCH & SONS TRUCKING, INC.

By:	/s/ Mark T. Hooley	By:	/s/ Randy Koch

Its:	Vice President	Its:	President